AGREEMENT


     This Compromise Settlement Agreement and Release
("Agreement") dated as of December 31, 1994, is made and entered into by LIVE Entertainment Inc. ("LIVE") and Carolco Pictures
Inc. ("Carolco") with respect to the following facts:

     A. WHEREAS, on or before the date of this Agreement, the parties have entered into various agreements, arrangements or understandings, oral or written (collectively, the "Agreements"), including, but not limited to, the following:

          i. That certain agreement between LIVE Film and Mediaworks Inc. (as successor in interest to LIVE Home Video Inc.) and Carolco Pictures Inc. dated July 27, 1987, and restated October 15, 1987, as amended (the "Domestic Master Agreement").

          ii.  That certain agreement between LIVE Entertainment
International Inc. (formerly known as LEI-IVE Entertainment N.V.)
and Carolco International Inc. (formerly known as Carolco
International N.V.) dated April 25, 1991, as amended (the "German
Master Agreement").

          iii. That certain agreement among Carolco Pictures Inc., Carolco International Inc. (formerly known as Carolco International N.V.), LIVE Entertainment Inc., LIVE Home Video Inc., and LIVE Entertainment International Inc. (formerly known as LEI-IVE Entertainment N.V.) dated as of December 31, 1992 (the "Reconciliation and Offset Agreement").

          iv. Those certain license agreements, as amended, pursuant to which Carolco has granted to LIVE certain home video distribution rights to exploit in certain countries and territories during certain license periods, all as specified therein, with respect to various motion pictures including specifically, but not exclusively, the motion pictures entitled:
"Rambo Animation Series" (65 episodes), "Angel Heart", "Extreme Prejudice", "Rambo: First Blood Part II", "Rambo III", "Red Heat", "Iron Eagle II", "Watchers", "Deep Star Six", "Food of the Gods II", "Pound Puppies, The Movie", "First Blood", "Dice Live", "Get Back", "The Dawning" and "Dead Sleep" (collectively, the "Home Video License Agreements").

          v. That certain quitclaim agreement dated as of 12:01 a.m. on March 8, 1994, amongst LIVE Film and Mediaworks Inc. (formerly known as International Video Productions Inc.), Wagons East N.V., and Wagons East Productions Inc. (the "Wagons East Quitclaim"); that certain agreement dated as of March 8, 1994 between LIVE Film and Mediaworks Inc. (formerly known as International Video Productions Inc.) and Carolco Pictures Inc. (the "Wagons East Agreement"); that certain assignment dated as of August 23, 1994 between LIVE Film and Mediaworks Inc. (formerly known as International Video Productions Inc.), Fireman's Fund Insurance Company and Carolco Pictures Inc. (the "Wagons East Assignment"), and all other agreements or understandings between the parties with respect to the motion picture entitled "Wagons East" (collectively, the "Wagons East Agreements").

          vi. That certain agreement dated as of May 8, 1990 between LIVE Home Video Inc. (formerly known as International Video Entertainment Inc.) and The Vista Organization, Ltd., and that certain letter agreement between LIVE Home Video Inc., The Vista Organization Ltd. and Carolco Pictures Inc. dated May 21, 1992 (collectively, the "Vista Agreements").

          vii. That certain agreement between LIVE Entertainment International Inc. (formerly known as LEI-IVE Entertainment N.V.) and Carolco International Inc. (formerly known as Carolco International N.V.) dated as of June 1, 1991 with respect to the motion picture entitled "Light Sleeper" (the "Light Sleeper Agreement").

          viii. Those certain memoranda from Steven Mangel, on behalf of LIVE Home Video Inc., to Jim Gianopolis, on behalf of Carolco International Inc. (formerly known as Carolco International N.V.), dated December 11, 1991 and December 18, 1991, respectively, with respect to the motion picture entitled "Reservoir Dogs" (collectively, the "Reservoir Dogs Agreement").

          ix. That certain agreement between LIVE America Inc. and Carolco Television Inc. (formerly known as Orbis Communications Inc.) dated as of October 1, 1990, as amended, pursuant to which LIVE has granted to Carolco certain television distribution rights to exploit in certain countries and territories during certain license periods, all as specified therein, with respect to various motion pictures including specifically, but not exclusively, the motion pictures entitled:
"Age Isn't Everything", "The Brain", "Bride of Reanimator", "Cover Up", "Dream Machine", "Delta Force Commando II", "Disturbed", "Chicago Joe and the Showgirl", "Endless Decent", "Girlfriend from Hell", "Happy Together", "Hollywood Hot Tubs II", "Hostile Takeover", "Howling IV", "Howling V", "Howling VI", "The Kid", "King of New York", "Megaville", "Out of the Rain", "The Palermo Connection", "Prom Night III", "Prom Night IV", "Pyrates", "Rock and Roll High School Forever", "Silent Night, Deadly Night III", "Silent Night, Deadly Night IV", Silent Night, Deadly Night V", "Tommy Tricker and the Stamp Traveler", "Twisted Obsession", "Up Your Alley", "When The Wind Blows", "Dean Koontz' Whispers", and "Zandalee", and those certain licenses between Carolco and LIVE, as amended, pursuant to which LIVE has granted to Carolco certain television distribution rights to exploit in certain countries and territories during certain license periods, all as specified therein, with respect to the motion pictures entitled: "Homeboy", "King of New York" and "The Punisher" (collectively, the "Television License Agreements").

     B. WHEREAS, LIVE claims that certain sums are currently owed from Carolco to LIVE pursuant to the Agreements, Carolco claims that certain sums are currently owed from LIVE to Carolco pursuant to the Agreements, and, without limiting the generality of the foregoing, bona fide disputes and controversies exist between the parties with regards to claims between them which have been asserted or could have been asserted on or before the date of this Agreement resulting from or arising out of the Agreements.

     C. WHEREAS, the parties desire to compromise and settle such disputes in order to avoid the uncertainty, distraction and further expense of mutual investigations, examinations and audits, and the potential of there being further claims, demands, suits, actions or proceedings between them resulting therefrom.

     D. WHEREAS, the parties desire, by this Agreement, to compromise and settle all such disputes.

     NOW, THEREFORE, for and in consideration of the promises, terms and conditions set forth herein, the parties agree as follows:

1. Mutual Releases: Except as herein set forth, the parties generally release each other of and from any and all claims and obligations, as follows:

     a. LIVE hereby fully and forever releases and discharges Carolco of and from any and all actions, causes of action, suits, liabilities, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind or nature whatsoever, known or unknown, liquidated or unliquidated, in law or in equity, whether arising under any local, state, or federal statute or ordinance, or under the common law of any state of the United States, or under any federal common law of the United States, or under the laws of any other countries or territories, or under any contract, which LIVE has had, may have had or now has or hereafter can, shall or may have against Carolco for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including specifically, but not exclusively, (i) any claims or rights of LIVE set forth in Exhibit "A" annexed hereto and by its reference made a part hereof and (ii) any action or omission by or on the part of Carolco committed or omitted on or before the date of this Agreement relating to the Agreements.

     b. Carolco hereby fully and forever releases and discharges LIVE of and from any and all actions, causes of action, suits, liabilities, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind or nature whatsoever, known or unknown, liquidated or unliquidated, in law or in equity, whether arising under any local, state, or federal statute or ordinance, or under the common law of any state of the United States, or under any federal common law of the United States, or under the laws of any other countries or territories, or under any contract, which Carolco has had, may have had or now has or hereafter can, shall or may have against LIVE for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including specifically, but not exclusively, (i) any claims or rights of Carolco set forth in Exhibit "A" annexed hereto and by its reference made a part hereof and (ii) any action or omission by or on the part of LIVE committed or omitted on or before the date of this Agreement relating to the Agreements.

     c. It is expressly understood that Section 1542 of the Civil Code of California provides as follow:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor."

     d. LIVE and Carolco hereby specifically WAIVE any rights they may have under Section 1542 of the Civil Code of California as well as the provisions of all comparable, equivalent or similar statutes and principles of common law of California or of any other jurisdiction and acknowledge and agree that this waiver is an essential and material term of this Agreement without which the releases given by them would not have been given. The parties hereto have been advised by their respective attorneys and legal counsel and understand and acknowledge the significance and consequence of such release and of their specific waiver of Section 1542.

     e. The parties hereby acknowledge and agree that this is a compromise settlement which is not in any respect nor for any purpose to be deemed or construed to be or in any way used as evidence of an admission or concession of any liability whatsoever on the part of either of them or any other person, firm or corporation whatsoever. Each party further denies any wrongdoing or that it is in any respect indebted to the other party, and each of them is entering into this Agreement only to avoid the distraction and expense of further examinations, audits and potential litigation.

     f. Each party hereto (i) warrants and represents that it has not assigned or in any other way conveyed, transferred or encumbered all or any portion of the claims or matters which are being released by this Agreement, (ii) acknowledges and agrees that this warranty and representation is an essential and material term of this Agreement without which the releases given by the other party hereto would not have been given and (iii) agrees to defend, indemnify, save and hold harmless the other party of and from any and all claims, damages, costs and expenses (including, without limitation, for all reasonable attorneys' fees actually incurred), actions, causes of action, suits or proceedings resulting from or arising out of any claimed or actual breach of the warranties and representations made by the respective party in clause
          (i) of this sentence.

     g. Expressly excluded from the claims or matters which are being released by this Agreement are the following, all of which shall survive the execution of this Agreement and shall remain in full force and effect subject to and in accordance with the terms and conditions of the Agreements.

          i. all claims and rights of either party set forth in Exhibit "B" annexed hereto and by its reference made a part hereof;

          ii. each party's continuing rights and obligations under the Agreements from and the date of this Agreement, including without limitation, each party's obligation to render accounting statements and any payments due subject to and in accordance with the terms and conditions of the Agreements in respect of all applicable accounting periods thereunder commencing from and after January 1, 1995; it being understood and agreed that if and to the extent either party's account under any of the Agreements shall be unrecouped as at December 31, 1994, then, subject to the provisions of Paragraph 2 (c) below, the full amount of such unrecouped (i.e., negative) account balance shall be carried forward and shall be deemed to constitute the opening balance of such party's account thereunder as at January 1, 1995; and,

          iii. all warranties and representations made from one party to the other under the Agreements, including a party's obligation to defend, indemnify, save or hold harmless the other party from any claims, damages, costs and expenses (including, without limitation, for all reasonable attorneys' fees actually incurred), actions, causes of action, suits or proceedings resulting from or arising out of any claimed or actual breach of such warranties and representations.

2. Effect of the Releases: Without limiting the generality of the mutual releases contained herein, the parties hereto do hereby agree as follows:

     a. Solely with respect to any and all matters and transactions having arisen or occurred on or before the date of this Agreement, whether or not any such items or transactions have been or should have been reflected on any accounting statements furnished to LIVE from Carolco, LIVE hereby agrees to forever waive any right or entitlement of LIVE (i) to the production, examination or audit of the books and records of Carolco or any other party pursuant to the terms of the Agreements, (ii) to any accountings at law, in equity or otherwise, and (iii) to contest, dispute or object to any accounting statements or payments which Carolco had or should have made to LIVE pursuant to the Agreements; all of which shall be deemed binding and conclusive upon LIVE. All of LIVE's rights to examine, audit, or contest Carolco's books and records for any accounting periods which commence on or after January 1, 1995 are expressly reserved by LIVE, subject to and in accordance with the terms and conditions of the Agreements.

     b. Solely with respect to any and all matters and transactions having arisen or occurred on or before the date of this Agreement, whether or not any such items or transactions have been or should have been reflected on any accounting statements furnished to Carolco from LIVE, Carolco hereby agrees to forever waive any right or entitlement of Carolco (i) to the production, examination or audit of the books and records of LIVE or any other party pursuant to the terms of the Agreements, (ii) to any accountings at law, in equity or otherwise, and (iii) to contest, dispute or object to any accounting statements or payments which LIVE had or should have made to Carolco pursuant to the Agreements; all of which shall be deemed binding and conclusive upon Carolco. All of Carolco's rights to examine, audit, or contest LIVE's books and records for any accounting periods which commence on or after January 1, 1995 are expressly reserved by Carolco, subject to and in accordance with the terms and conditions of the Agreements.

     c. LIVE hereby agrees to forever waive any right or entitlement of LIVE pursuant to the terms of the Domestic Master Agreement and the German Master Agreement to charge, deduct, set-off or seek reimbursement from or against Carolco of the Recoverable Cash Losses (as such term is defined in said agreements) existing as at December 31, 1994. Commencing from and after January 1, 1995, the calculation of, and reporting of, any and all amounts due from LIVE to Carolco under either the Domestic Master Agreement or the German Master Agreement, as the case may be, shall be in accordance with the provisions of clauses 2(d) and 2(e) below.

     d. Commencing from and after January 1, 1995, the parties hereto to hereby agree to amend and modify the Domestic Master Agreement and the German Master Agreement, as the case may be, in the following respects: (i) the receipts, costs, profits and losses attributable under each such Agreement to each Picture shall be not be cross-collateralized with that of any other Picture,
          (ii) LIVE shall render accountings with respect to each Picture under each such Agreement on a separate and individual basis, and (iii) LIVE will make the following continuing payments and recoupments from the cumulative gross receipts actually received by or credited to LIVE or its Primary Subdistributors (as defined below) under each such Agreement during the period commencing on January 1, 1995 and ending on the last day of the applicable accounting period ("Gross Receipts") in the following order of priority:

               (1) First, LIVE will retain for its own account the following distribution fee ("Distribution
                    Fee"):

                    (a)  In instances where LIVE uses a Primary
                         Subdistributor:  XXX of such Gross
                         Receipts, less any returns and/or
                         customary reserves for returns, which
                         are actually received by or credited to
                         the Primary Subdistributor, in which
                         case LIVE shall be responsible to absorb the net distribution fee charged by such Primary Subdistributor (i.e., the gross distribution fee charged by such Primary Subdistributor less any credits, discounts, rebates or other allowances given by such Primary Subdistributor to
                         LIVE).  "Primary Subdistributor(s)"
                         means (A) WEA Corp. or any other company which LIVE shall engage or appoint in place of WEA Corp. to act as its primary subdistributor of rental and sell-through priced videocassettes in traditional channels of retail distribution in the United States and
                         (B) MCA Canada Ltd. or any other company which LIVE shall engage or appoint in place of MCA Canada Ltd. to act as its primary subdistributor of rental and sell-through priced videocassettes in traditional channels of retail distribution in Canada. The parties acknowledge, understand and agree that VCL/Carolco Communications GmbH shall not constitute a Primary Subdistributor; or,

                    (b)  Except in instances where LIVE uses a
                         Primary Subdistributor:  XXX of such
                         Gross Receipts, less any returns and/or
                         customary reserves for returns, which
                         are actually received by or credited to
                         LIVE.

               (2) Second, LIVE will apply the remaining XXX of such Gross Receipts to recoup the following amounts in the following order of priority:

                    (a)  The cumulative direct and out-of-pocket
                         distribution costs and expenses relating to such Picture which are paid or incurred from and after January 1, 1995
                         ("Distribution Expenses");

                    (b)  The amount ("Shortfall"), if any,
                         corresponding to such Picture listed in
                         Exhibit "C" regarding the Domestic
                         Master Agreement or Exhibit "D"
                         regarding the German Master Agreement,
                         both annexed hereto and by their
                         reference made a part hereof.  The
                         parties hereto do hereby acknowledge,
                         understand and agree that the amount of
                         the Shortfall corresponding to such
                         Picture listed in Exhibits "C" and "D",
                         if any, shall be binding and conclusive
                         upon each of them, and each of them
                         hereby forever waives any right to
                         contest, dispute or object to said
                         Shortfall or the manner or method by
                         which said Shortfall was calculated or
                         determined.  If a Shortfall shall exist
                         with respect to such Picture; then,

                    (c)  The interest accruing on the unrecouped
                         portion of such Shortfall computed
                         quarterly at an annual rate of PRIME +2% from January 1, 1995 and continuing until such time as the Shortfall is recouped in full from Carolco's share of such Gross Receipts. For purposes of calculating interest pursuant to this clause 2(d)(2)(c), all amounts received by LIVE in any calendar quarter shall be deemed to have been received by LIVE on the fifteenth day of the second month of such calendar quarter, regardless of the date that such amounts are actually received by LIVE.

               (3) Third, LIVE will pay Carolco one hundred percent (100%) of such Gross Receipts remaining, if any.

          The parties hereto agree that, effective as of the date of this Agreement, the method set forth in this clause 2(d) for calculating LIVE's and Carolco's respective shares of the Gross Receipts applicable to each of the Pictures covered under the Domestic Master Agreement and the German Master Agreement, as the case may be, shall replace any other or alternative methods contained in the Domestic Master Agreement and the German Master Agreement therefor. As to each Picture for which a Shortfall, as indicated in Exhibit "C" or "D" hereto, shall exist, LIVE will render accountings to Carolco on a yearly basis, within 90 days following the end of each calendar year, but LIVE agrees to resume rendering accountings to Carolco on a quarterly basis, within 60 days following the end of each calendar quarter, with respect to each such Picture from and after the calendar quarter in which such Shortfall and the interest thereon is recouped in full. As to each Picture for which a Shortfall does not exist, LIVE will render accountings to Carolco on a quarterly basis, within 60 days following the end of each calendar quarter. Concurrently with the rendition of each such statement, LIVE will make payment to Carolco of any sums shown to be due to Carolco thereon.

     e. Notwithstanding anything herein contained to the contrary, the provisions of clauses 2(d)(2)(b) and (c) above shall apply only to those Pictures covered under the Domestic Master Agreement which are listed in Exhibit "C" and to those Pictures covered under the German Master Agreement which are listed in Exhibit "D" ("Previously Licensed Pictures"). With respect to all Pictures other than Previously Licensed Pictures, clauses 2(d)(2)(b) and (c) hereof shall be deemed deleted from clause 2(d) in their entirety, and substituted in their place and stead shall be the following provisions:

                    "(b) The amount of the Advance applicable to
                         such Picture, and,

                     (c) The interest accruing on the unrecouped
                         portion of such Advance computed at an
                         annual rate of PRIME +2% from the date
                         each installment of such Advance is paid to or on behalf of Carolco and continuing until the end of the applicable accounting period in which such Advance is recouped in full from Carolco's share of such Gross Receipts."

     f. The parties hereto to hereby agree that for the purposes of the Domestic Master Agreement and the German Master Agreement, the terms "remakes," "sequels" and "right of first negotiation" shall have the following meanings:

               (1) Remake is, with regard to any Picture, a motion picture based upon all or any part of such Picture or a Sequel to such Picture or upon the same elements, the plot or story of such Picture or a Sequel to such Picture, or the same literary material upon which such Picture or a Sequel to such Picture is based.

               (2)  Right of First Negotiation shall mean:

                    (a) Carolco will negotiate with LIVE in good faith for a period of ten (10) business days regarding the Rights to Remakes or Sequels to any Picture before entering into negotiations on such Rights with any other person or entity. Such negotiations will be limited to objective matters that can be met by any third party.

                    (b)  If no agreement is reached within the
                         ten (10) business day time period
                         identified in step (a) above, then
                         immediately following such period
                         Carolco will give LIVE a written
                         statement of the terms that Carolco is
                         willing to accept for such Remake or
                         Sequel Rights (the "Final Offer"),
                         specifying all material terms and
                         identifying the minimum guarantee to be
                         paid from LIVE to Carolco (the
                         "Guarantee") and the maximum
                         distribution fee to be retained by LIVE
                         (the "Fee").

                    (c)  LIVE will have two (2) business days
                         after its receipt of the Final Offer to
                         decide whether to accept the Final
                         Offer.

                    (d) If LIVE does not accept the Final Offer, then Carolco will be free to negotiate a deal for such Remake or Sequel Rights with any other person or entity, provided that Carolco may not conclude a deal for such Remake or Sequel Rights on any terms less favorable to Carolco than, or providing for a Guarantee that is less than, or a Fee that is greater than, the Guarantee and Fee set forth in the Final Offer, without first notifying LIVE of such revised terms in writing and according LIVE three (3) business days following receipt thereof to accept such deal on such revised terms.

                    (e)  If Carolco does not conclude a deal for
                         such Remake or Sequel Rights with any
                         person or entity other than LIVE during
                         a ninety (90) day period commencing upon the delivery of the Final Offer to LIVE, LIVE's Right of First Negotiation shall be revived and step (a) through this step (e) shall be repeated until Carolco concludes a deal for such Remake or Sequel Rights.

               (3) Sequel is, with regard to any Picture, a motion picture in which one or more of the characters are taken from such Picture or portrayed in events and situations which are new and differ substantially from the events and situations in which they were portrayed in such Picture and in which the story is substantially different from the story of such Picture.

3.   Other Agreements:

     a. LIVE hereby agrees to forever waive any right or entitlement of LIVE to license from Carolco the motion picture entitled "Cutthroat Island" pursuant to the terms of the German Master Agreement. The parties agree that all of their respective rights and obligations under the German Master Agreement with respect to "Cutthroat Island" are hereby terminated.

     b. LIVE hereby agrees to use its best efforts to cause VCL/Carolco Communications B.V., VCL/Carolco Communications GmbH and Carolco Insurance N.V. to change their respective corporate and/or fictitious business names as soon as is practicable such that the name "Carolco" is removed from each of said names.

     c. In order to enable LIVE to perfect its security interest in and lien on the distribution rights granted to LIVE under the Domestic Master Agreement and in accordance with the terms of the Domestic Master Agreement, Carolco shall execute and deliver to LIVE a security agreement (including UCC-1 Financing Statement) and exclusive short-form assignment and mortgage of distribution rights, each in a form reasonably acceptable to LIVE, in respect of each Previously Licensed Picture. Carolco will fully cooperate with LIVE reasonably and in good faith to obtain the agreement of applicable third parties that LIVE's lien on and mortgage of distribution rights in each of the Previously Licensed Pictures shall be of first priority to all other liens granted therein to any third party except LIVE will accept a lien junior and subordinate to the any lien granted therein to a production lender, completion guarantor, DGA or SAG, provided each such production lender, completion guarantor, DGA or SAG shall execute and deliver to LIVE a customary non-disturbance letter in a form acceptable to LIVE pursuant to which any such lienholder shall acknowledge the rights in the Previously Licensed Picture granted to LIVE pursuant to the Domestic Master Agreement and that its foreclosure will not affect or disturb any of such rights or LIVE's entitlement to make any recoupments from the Gross Receipts (as defined in the Domestic Master Agreement) and attributable to such Previously Licensed Picture in accordance with the terms of the Domestic Master Agreement. Additionally, if and to the extent LIVE reasonably requests any other instruments or documents with respect to the Previously Licensed Pictures that are expressly or by necessary implication to be delivered to LIVE, such as, but not limited to, chain of title documents, lab access agreements, etc., then Carolco agrees to fully cooperate with LIVE in an effort to deliver all available documents as soon as is reasonably practicable.

4.   Miscellaneous Provisions:

     a. This Agreement shall be binding upon and shall inure to the benefit of the parties and each of their predecessors, successors, agents and assigns. Without limiting the generality of the foregoing, each release and other agreement given herein by or to a corporation or other entity is given for and on behalf of and to each and all of its subsidiary, parent, and affiliated corporations, companies and divisions, its and their predecessors, successors, and assigns and its and their directors, stockholders, officers, partners, principals, employees, attorneys and agents.

     b. Each party confirms that with regard to the terms and provisions hereof, they have been presented with and have exercised the opportunity to confer with counsel of their choice. The parties further confirm and represent that (i) each of the persons executing this Agreement on behalf of a corporation or other entity has full power and authority to do so on behalf of the corporation or entity for which he is signing and that no other or further authority or execution by any other person for such corporation or entity is necessary;
          (ii) they have read and understand the effect of this Agreement, that they have talked with their attorneys regarding the terms, conditions and effects, including but not limited to income tax consequences, of executing this Agreement; and, (iii) this Agreement has been executed freely, voluntarily and willingly by them.

     c. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and all other prior agreements, arrangements or understandings, oral or written, with respect thereto are merged into and superseded by the terms of this Agreement.

     d. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     e. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Each of the parties agrees that any action to enforce any of the provisions of this Agreement shall be commenced in a court of competent jurisdiction in the State of California and each of the parties hereby consents to the subject matter jurisdiction of such court. It is the intent of the parties hereto to release fully their claims and obligations under the laws of any jurisdiction, as herein provided, and to reserve only such right as are expressly or by necessary implication reserved herein.

     f. Each of the parties hereto shall execute and deliver such other and further documents or instruments as are reasonably requested by the other party and do such acts as may be required or convenient in order to accomplish and carry forward the intent and purpose of this Agreement or to effectuate the provisions hereof or the claims and obligations released hereunder. Furthermore, each of the parties hereto agrees to remain reasonably available to consult with the other party and to cooperate fully with any reasonable requests for information from other party in respect to, without limitation, any inquiries, investigations, claims, demands, audits, suits, actions or other proceedings which have been or may hereinafter be brought by any third party against either of the parties hereto.

     g. None of the provisions of this Agreement shall be deemed, nor shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provisions hereof, including this clause (g), by either party shall be binding unless executed in writing by the party making the waiver. In the event that any provisions of this Agreement shall be held to be invalid, it shall not effect, in any respect whatsoever, the validity or enforceability of the remainder of this Agreement.

     h. In the event of the commencement of any dispute resolution proceeding by either party to this Agreement to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief to which it may be entitled, the reasonable attorneys' fees it incurs.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 31st day of December, 1994.

LIVE Entertainment Inc.                      Carolco Pictures
Inc.


BY:  ________________________                BY:
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ITS:  ________________________                    ITS:
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